OMB APPROVAL
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response 28

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

10807 E Montgomery Dr. Suite #1 Spokane Valley, WA	99206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

 Entry Into a Material Definitive Agreement

On March 31, 2008, Gold Crest Mines, Inc., (the “Company”) entered into a Mining Lease and Option to Purchase Agreement with the Bradley Mining Co., a California corporation (“Bradley”).  Pursuant to the terms of the Agreement, the Company has been granted an exclusive option through March 30, 2009 to purchase real property located in the Stibnite mining district, Valley County, Idaho consisting of nine patented mining claims comprising approximately 175 acres.  The Property has a total Purchase Price of $300,000.  As consideration for entering into the Option Agreement, the Company paid $75,000.  If the Company elects to exercise this option on or before March 30, 2009, then there will be another payment upon closing in the amount of $225,000.

Item 8.01 Other Events

On April 7, 2008, the Company issued a press release (the “Press Release”) announcing that Gold Crest Mines, Inc., (the “Company”) entered into a Mining Lease and Option to Purchase Agreement with the Bradley Mining Co., a California corporation (“Bradley”).  A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Gold Crest Mines, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:

/s/ Thomas H. Parker

Thomas H. Parker

President and CEO

Date: April 7, 2008

2